UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the Report:  May 10, 2007

Commission file number 0-16182

AXSYS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-1962029
(State or other jurisdiction of incorporation	I.R.S Employer
or organization)	Identification Number

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut	06067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 257-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANEMENTS OF CERTAIN OFFICERS

On May 10, 2007, the stockholders of Axsys Technologies, Inc., upon the recommendation of Axsys’ Board of Directors (the “Board”), approved amendments to the Amended and Restated Long-Term Stock Incentive Plan (as amended, the “Stock Incentive Plan”).

The amendments to the Stock Incentive Plan increase the number of shares reserved for issuance thereunder by 400,000 to 1,950,000 and extend the duration of the Stock Incentive Plan from August 31, 2009 to August 31, 2011.

The Stock Incentive Plan was originally adopted in August 1991.  It provides for granting Stock Options, Restricted Stock, Performance Units, Stock Appreciation Rights (“SARs”) or a combination of any of the foregoing to officers and other key employees of the Company or its subsidiaries.  It also currently provides for granting Stock Options to Non-Employee Directors.

The purposes of the Stock Incentive Plan are to provide additional incentive to those directors, officers and other employees of the Company whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company, to motivate such persons to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.  Additionally, the purpose of the Stock Incentive Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board who are not employees of the Company.

The description of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01(d) FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  May 10, 2007

AXSYS TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Long-Term Stock Incentive Plan